                                                                    EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Gregory  Rotelli,  hereby  certify,  pursuant to 18 U.S.C.  Section  1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1)  the Quarterly Report on Form 10-Q/A #2 of Rostock Ventures Corp. for
          the period ended March 31, 2015 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act
          of 1934; and

     (2)  the  information  contained  in the  Report  fairly  presents,  in all material respects,  the financial  condition and results of operations of Rostock Ventures Corp.

Dated: July 23, 2015

                            /s/ Gregory Rotelli
                            ----------------------------------------------------
                            Gregory Rotelli
                            President, Chief Executive Officer, Chief
                            Financial Officer, Secretary, Treasurer and Director
                            (Principal Executive Officer, Principal Financial
                            Officer and Principal Accounting Officer)
                            Rostock Ventures Corp.

A signed  original of this written  statement  required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the  electronic  version of this written  statement required by Section 906, has been provided to Rostock Ventures Corp. and will be retained by Rostock  Ventures Corp. and furnished to the Securities and Exchange
Commission or its staff upon request.